After recording, return to:

     Gaylord G. Smith, Esq.
     Blackwell Sanders Matheny Weary & Lombardi, P.C.
     Suite 1100 - Two Pershing Square
     2300 Main Street
     Kansas City, Missouri 64108

            MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
              SECURITY AGREEMENT AND FIXTURE FILING

                          $4,500,000.00

     MORTGAGOR:  NEWCARE HOSPITAL CORPORATION

     MORTGAGEE:  HCFP FUNDING II, INC.

                         July 31, 1997

                              MORTGAGE,
                    ASSIGNMENT OF LEASES AND RENTS,
                 SECURITY AGREEMENT AND FIXTURE FILING

     THIS INSTRUMENT ("Mortgage") WITNESSES: That NEWCARE HOSPITAL CORPORATION, a Georgia corporation, ("Mortgagor"), in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby MORTGAGES and WARRANTS to HCFP FUNDING II, INC., a Delaware corporation ("Mortgagee"), certain real estate in Johnson County, Kansas, commonly known as 427 West Main Street, Gardner, Kansas 66030 and described more particularly on Exhibit A attached hereto and made a part hereof for all purposes (all of such real estate being hereinafter referred to as the "Real Estate"), together with all rights, title and interests of Mortgagor, now existing or hereafter arising, in and to:

     (i) All rights, privileges, interests, tenements, hereditaments, easements and appurtenances in any way now or hereafter benefitting, belonging or appertaining to all or any of the Real Estate, including (without limiting the generality of the foregoing) all land lying within any roadway and strips adjoining all or any of the Real Estate, all minerals, oil, gas and other hydrocarbon substances thereon or therein and all air rights and water rights (collectively, the "Easements and Appurtenances");

     (ii) All buildings, structures and other improvements of every kind and description now or hereafter erected, constructed or placed on the Real Estate, together with all fixtures, equipment, machinery, apparatus, furniture, furnishings and other articles of personal property now or hereafter located in or upon, attached to or regularly used or intended to be regularly used in connection with the Real Estate, and all replacements thereof (collectively, the "Improvements");

     (iii) All extensions, improvements, betterments, substitutes, replacements, renewals, additions and appurtenances of or to the Easements and Appurtenances and of or to the Improvements (collectively, the "Additions");

     (iv) All rights, title, estate and interest of Mortgagor in and to all rents, royalties, revenues, rates, issues, income, profits, charges and proceeds from accounts due or becoming due from use of the Mortgaged Property or the operation of the Mortgaged Property (as defined below) including, but not limited to, payments for the operation or use of the Mortgaged Property, for all services rendered, whether or not earned by performance, for goods sold or leased on the Mortgaged Property, and all proceeds of the foregoing, whether cash or non-cash (collectively, the "Rents");

     (v) All awards, payments and proceeds of conversion, whether voluntary or involuntary, of any of the Real Estate, Easements and Appurtenances, Improvements, Additions and Rents, including (without limitation) all insurance, condemnation and tort claims, rent claims and other obligations dischargeable in cash or cash equivalent (collectively, the "Proceeds").

Hereinafter, the Real Estate, the Easements and Appurtenances, the Improvements, the Additions, the Rents and the Proceeds are referred to collectively as the "Mortgaged Property."

     This Mortgage is given to secure performance by Mortgagor of the covenants and agreements contained in this Mortgage, and to secure:

     (i) Payment of the principal of, and interest on, the indebtedness evidenced by the Secured Bridge Note, dated of even date herewith, executed by Mortgagor to the order of Mortgagee in the principal amount of Four Million

Five Hundred Thousand and No/100 Dollars ($4,500,000.00), (the "Note"), together with all other amounts now or hereafter owing under the Note;

     (ii) All of the obligations, indebtedness and liabilities of Mortgagor to Mortgagee, now existing or hereafter arising, under the Loan Documents, as that term is defined in the Note;

     (iii) Any and all modifications, restatements, renewals and extensions of one or more of the indebtedness, liabilities, obligations, Loan Documents, and other instruments secured hereby, including without limitation:
(a) modifications of the required principal payment dates or interest payment dates, deferring or accelerating payment dates wholly or partly, and
(b) modifications, extensions or renewals at a different rate of interest whether or not, in the case of a promissory note or contract, the modification, extension or renewal is evidenced by a new or additional promissory note or other contract; and

     (iv) The obligations of NewCare Health Corporation, an affiliate of Mortgagor ("NewCare Health") to HCFP Funding, Inc, an affiliate of Mortgagee ("HCFP"), under that certain Loan and Security Agreement by and between NewCare Health and certain of its affiliates, as borrower, and HCFP, as lender, dated as of June 30, 1997 (the "Loan and Security Agreement").

     This Mortgage secures all future advances made by Mortgagee to Mortgagor. The total amount of obligations and advances secured hereby may decrease or increase from time to time, but at no time shall the total principal amount of obligations and advances secured by the lien of this Mortgage, not including sums expended or incurred for the reasonable protection of the security interest hereby created in the Mortgaged Property, exceed the sum of Four Million Five Hundred Thousand and 00/100 Dollars ($4,500,000.00).

     The indebtedness, liabilities and obligations secured by this Mortgage are hereinafter collectively called the "Indebtedness."

     All persons who have or may acquire an interest in the Mortgaged Property shall be deemed to have notice of and shall be bound by the terms of the Note, this Mortgage, and any other instruments or documents made or entered into in connection herewith and the terms of the Indebtedness.

     Mortgagor hereby further covenants with the Mortgagee as follows:

     1. Payment of Sums Due. Mortgagor promptly will pay as and when due the Indebtedness, including all costs of collection and attorneys' and paralegals' fees. Mortgagor waives demand, presentment for payment, notice of protest and notice of nonpayment or dishonor of the Note and of the Indebtedness.

     2.   Care and Condition of Mortgaged Property.  Mortgagor shall
(a) promptly repair, restore or rebuild any part of the Mortgaged Property which may become damaged or be destroyed; (b) keep the Mortgaged Property in good condition and thorough repair, without waste, and free from encroachments and mechanic's or materialman's liens or claims for liens, provided that if Mortgagor dispute such a lien or claim for lien Mortgagor may post a bond within fifteen (15) days after a lien is filed or a claim for lien is made in an amount sufficient to satisfy the lien or claim; (c) pay any indebtedness when due which may be secured by a lien or charge on the Mortgaged Property, whether or not superior, equal or junior to the lien of this Mortgage;

(d) complete, or cause to be completed, within a reasonable time and in a good and workmanlike manner, any Improvements now or at any time hereafter in the process of erection, construction or installation; (e) comply, and cause any lessees and sublessees of the Mortgaged Property to comply, with all requirements of law, municipal ordinances, restrictions of record or insurance covenants with respect to the Mortgaged Property and its use; (f) permit no removal, demolition or material alteration or modification of the Mortgaged Property aggregating more than $10,000.00 (other than removal of items of the Mortgaged Property which have become obsolete, undesirable or unnecessary or are being replaced) without the prior written consent of Mortgagee;
(g) observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including without limitation all uses), privileges, franchises and concessions which are applicable to any part of the Mortgaged Property or which have been granted to or contracted for by Mortgagor in connection with any existing or contemplated use of any part of the Mortgaged Property; (h) permit Mortgagee to enter upon and inspect the Mortgaged Property at all reasonable times and from time to time following reasonable prior notice to Mortgagor; and (i) promptly notify Mortgagee of the assertion of any claim, or the filing of any action or proceeding affecting the Mortgaged Property, of the occurrence of any damage to the Mortgaged Property, or of any act or default under any contract, mortgage, lease, license or federal, state or local law or regulation in connection with or affecting in any way, the Mortgaged Property.

     3. Warranties. Mortgagor covenants and warrants that: (a) Mortgagor is lawfully seized of the Real Estate and Improvements in fee simple, has valid and indefeasible title to the Mortgaged Property and has a good and legal right to mortgage the Mortgaged Property to Mortgagee; (b) all of the Mortgaged Property is and will remain free from all liens and encumbrances excepting only the lien of real estate taxes not yet due and payable, those easements and encumbrances set forth on the Mortgagor's policy of title insurance issued to Mortgagor on the date hereof, which exceptions are set forth on Schedule 3(b) hereto, those liens and encumbrances which are in favor of Mortgagee, those other liens and encumbrances set forth on Schedule 3(b) hereto, and those purchase money security interests in personal property acquired by Mortgagor in the ordinary course of business, and Mortgagor will warrant and defend, at Mortgagor's expense, Mortgagor's rights, title and interests in and to the Mortgaged Property (subject to those matters to which this Mortgage is hereinabove expressly made subject) against all claims made thereon; (c) the Real Estate is properly zoned and its present development and uses comply in all respects with all applicable zoning and other ordinances, laws and legal restrictions regulating development and use of the Real Estate;
(d) Mortgagor is and will continue to be a corporation duly organized under the laws of the State of Georgia; (e) Mortgagor has full right, power and authority to own the Mortgaged Property and to execute and deliver the Note and the other Loan Documents, to operate the Mortgaged Property, to borrow funds, and to otherwise consummate the transactions contemplated by the Note, this Mortgage and the other Loan Documents; (f) there is no action, litigation or proceeding pending or threatened against or involving Mortgagor in any court or by any agency or regulatory body which could result in a judgment or liability against Mortgagor or which could materially adversely affect any material asset of Mortgagor, including (without limitation) the Mortgaged Property, or the income of Mortgagor or the right of Mortgagor to carry on its business as now conducted or intended to be conducted; no condemnation, adverse zoning, environmental or usage change or other adverse legal proceeding has been commenced or, to the best of Mortgagor's knowledge, threatened with respect to the Mortgaged Property or any part thereof; (g) Mortgagor is not in default with respect to any order, writ, injunction, decree or command of any court or regulatory body and, to the best of Mortgagor's knowledge, is not in violation of any material ordinance, law or regulation of any governmental authority applicable to Mortgagor or its businesses or properties; (h) neither the execution of, nor the consummation of the transactions and the borrowings contemplated by the Note and the other Loan Documents nor the compliance with the terms and provisions of the Note and the other Loan Documents will conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement, lease, indenture, mortgage, deed of trust, land contract, license or other instrument to which Mortgagor is a party or by which Mortgagor or any of its assets are or may be bound or affected or to which Mortgagor is subject or, to the best of Mortgagor's knowledge, any law, regulation, order, writ, injunction or decree of any court or agency or regulatory body having jurisdiction; (i) no authorization or approval of any third party, including (without limitation) any governmental authority (other than that which has already been obtained), is required for the execution, delivery and performance of the Note or the other Loan Documents by Mortgagor; (j) there are no governmental authorizations, permits, certificates, licenses, filings, registrations, approvals or consents which must be obtained, received or made or which have not been obtained, received or made for Mortgagor lawfully to make, execute and deliver the Note and the other Loan Documents, perform all of its obligations thereunder and/or own, use and operate the Mortgaged Property, except for those listed on Schedule 3(i) hereto; (k) all utility service necessary for the full, proper and sufficient operation of the Mortgaged Property has been installed and/or connected and is presently in operation, including without limitation water, sewer, electric, gas and telephone facilities; (l) the Mortgaged Property constitutes a single tax parcel and no other property, building or improvement relies upon the Mortgaged Property or any part thereof or interest therein and the Mortgaged Property relies on no other property, building or improvement to fulfill any legal requirement; (m) the Mortgaged Property is in sound physical condition and good working order, and no casualty thereto has occurred within the previous one year period which has not been fully repaired or restored;
(n) the Mortgaged Property: (i) contains no facilities that are subject to reporting under Section 312 of the federal Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11022), (ii) is not the site of any underground storage tanks for which notification is required under 42 U.S.C.
Section 6991a, and (iii) is not listed on the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") in accordance with Section 116 of CERCLA (42 U.S.C. Section 9616); (o) neither Mortgagor nor, to the best of Mortgagor's knowledge, any prior owner of the Real Estate or any current or prior tenant, subtenant or other occupant thereof has used, generated, manufactured, produced or stored Hazardous Substances (as defined in paragraph 6(h)) on, from or about or in any way affecting the Mortgaged Property, other than in the ordinary course of business and in compliance with all Environmental Laws (as defined in paragraph 6(h))or has released, discharged or disposed of Hazardous
Substances on, under or about the Mortgaged Property. To the best of Mortgagor's knowledge, the Mortgaged Property does not contain and has not in the past contained any asbestos containing material in friable form, and there is no current or potential airborne contamination of the Mortgaged Property by asbestos fiber, including any potential contamination that would be caused by maintenance or tenant finish activities in the Improvements; and
(p) all statements, financial or otherwise, submitted to Mortgagee in connection with the transactions contemplated by the Note, this Mortgage and the other Loan Documents are true, correct and complete in all material respects, and there has been no material adverse change in the finances, business, operations, or affairs of Mortgagor or to the Mortgaged Property since the date of such submissions.

     4.   Insurance.

          (a) Mortgagor, at its sole cost and expense, shall obtain and keep in full force and effect such policies of insurance in such amounts, with such loss deductibles and covering such risks as Mortgagee shall from time to time require in its sole discretion, including (without limitation) the following:

          (i) Insurance in the aggregate amount of $4,500,000.00 against loss or damage to any of the Mortgaged Property by fire and any of the risks covered by insurance commonly known as "fire and extended coverage" and, if the Mortgaged Property or any part thereof is located in a flood area, flood insurance;

          (ii) Comprehensive general public liability insurance in the general aggregate amount of $5,000,000.00, including, without limitation, against claims for personal injury, bodily injury, death or property damage occurring on, in or about the Mortgaged Property and the adjoining streets, sidewalks and passageways;

          (iii)     During the course of all construction or repair,
(A) workers' compensation insurance (including employer's liability insurance) in the aggregate amount of $3,000,000.00 for all persons engaged on or with respect to the Mortgaged Property in such amounts as are reasonably satisfactory to Mortgagee or, if such limits are established by law, in such amounts, and (B) builder's completed value risk insurance against "all risks of physical loss" during construction, covering the total value of work performed and equipment, supplies and materials furnished; and

          (b) All insurance required to be obtained and maintained by Mortgagor by the terms of this Mortgage (the "Required Insurance") shall be provided by policies written in terms, amounts and by companies rated "A+" or better by A.M. Best Company and with a Size Class of IX which are acceptable to Mortgagee. Mortgagee shall be named as an additional insured on all liability policies; and losses under all other policies shall be payable to Mortgagee pursuant to a standard mortgagee endorsement satisfactory to Mortgagee. Mortgagor shall deliver to Mortgagee true and correct copies of all policies of insurance (including, but not limited to, all policies of Required Insurance) and renewals thereof acquired by Mortgagor to insure against any loss or damage to the Mortgaged Property.

          (c) Mortgagor hereby authorizes Mortgagee to obtain and/or maintain in effect any and all policies of Required Insurance in the event Mortgagor fails to do so and further fails to so obtain or maintain such policies within five (5) business days after Mortgagor's receipt of written notice from Mortgagee of its intent to obtain or maintain such policies, and Mortgagor agrees to reimburse Mortgagee as provided in paragraph 7 hereof for any premiums or other costs associated with obtaining Required Insurance which Mortgagee may pay.

          (d) At least 30 days prior to the expiration of each policy of Required Insurance, Mortgagor shall furnish Mortgagee with evidence satisfactory to Mortgagee of the issuance of a renewal or replacement policy continuing such insurance in force as required by this Mortgage. All policies of Required Insurance shall contain a provision that such policies may not be canceled or amended (including any reduction of the scope or limits of coverage) without at least 30 days prior written notice to Mortgagee and a provisions to the effect that the waiver of subrogation rights by the insured does not void the coverage. Upon Mortgagee's request, Mortgagor shall cause copies of all bills, statements or other documents relating to the Required Insurance to be sent or mailed to Mortgagee.

          (e) In the event of a foreclosure sale of all or any part of the Mortgaged Property pursuant to the enforcement of this Mortgage, the purchaser of the Mortgaged Property shall succeed to all rights of Mortgagor, including any rights to the proceeds of insurance and to unearned premiums, in and to all of the policies of Required Insurance. In the event of foreclosure sale, Mortgagee is hereby authorized, without the further consent of Mortgagor, to assign any and all policies of Required Insurance to the purchaser at the sale, or to take such other steps as Mortgagee may deem advisable to cause the interest of such purchaser to be protected by any of such policies.

          (f) Mortgagor shall give Mortgagee immediate notice of any loss or damage covered by any Required Insurance, including a brief description of the nature and extent of any damage to the Mortgaged Property, and:

          (i) Mortgagee shall have the right to adjust such loss or damage and to execute and deliver on behalf of Mortgagor all proofs of loss, receipts, vouchers and acquittance in connection therewith, and Mortgagor agrees to execute all of the foregoing on demand of Mortgagee;

          (ii) Any monies received as payment for any loss under any of the Required Insurance shall be paid over to Mortgagee and be applied, at the option of Mortgagee, after payment of all costs and expenses incurred by Mortgagee in obtaining such insurance proceeds, to the payment of any portion, as Mortgagee may select, of the Indebtedness or to the reimbursement of Mortgagor for expenses incurred by Mortgagor in the restoration, repair and/or replacement of the Mortgaged Property which has been lost, damaged or destroyed. Each insuring company concerned is hereby authorized and directed to make payment for any such loss directly to Mortgagee rather than jointly to Mortgagee and any other party or parties.

          (iii) If Mortgagee elects to apply the proceeds (or any part thereof) of any Required Insurance to the reimbursement of Mortgagor for expenses incurred by Mortgagor in the restoration, repair and/or replacement of the Mortgaged Property, the proceeds shall be disbursed by Mortgagee in such manner and subject to such conditions as Mortgagee shall determine in its sole discretion. If upon completion of the repairs, restoration and/or replacement of the Mortgaged Property there shall be unexpended insurance proceeds held by Mortgagee, Mortgagee may, in its sole discretion, apply the amount of any such remaining proceeds to the payment of the Indebtedness.

          (iv) Notwithstanding any prior election by Mortgagee, at any time Mortgagor is in default hereunder or under any other Loan Document, Mortgagee may apply all or any part of such insurance proceeds to the payment of the Indebtedness.

          (v) No application of insurance proceeds to the payment of the Indebtedness shall have the effect of reducing or otherwise affecting the obligation of Mortgagor to make any payments as and when the same become due and payable in accordance with the terms of the Note. Any balance of such insurance proceeds remaining after payment in full of the Indebtedness shall be paid by Mortgagee to Mortgagor. Application of all or any portion of such insurance proceeds shall not cure or waive any Default (defined in paragraph 11) or notice thereof.

     In no event shall Mortgagor do or permit any action with respect to the Mortgaged Property which will increase the risk of hazard to the Mortgaged Property without first causing such increased risk to be fully insured.

          (g) Mortgagor hereby waives any and all right to claim or recover against Mortgagee, its employees, agents, officers, and directors, for loss of or damage to Mortgagor, the Mortgaged Property, Mortgagor's property or the property of others under Mortgagor's control from any cause insured against or required to be insured against by the provisions of this paragraph 4.

     5. Taxes. Mortgagor will pay and discharge or cause to be paid and discharged when due, and before any penalty attaches, all taxes of every kind and nature (including real and personal property taxes), general and special assessments, water rates and sewer rents, and all other governmental, municipal and public dues, charges, fines and impositions whether of a like or different nature, imposed upon or assessed against Mortgagor or the Mortgaged Property or arising in respect of the occupancy, use or possession thereof; provided, however, that Mortgagor shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith and by appropriate proceedings by Mortgagor and Mortgagor shall have set aside on its books adequate reserve therefor; and provided further, that such deferment of payment is permissible only so long as Mortgagor's title to, and its right to use, the Mortgaged Property is not adversely affected thereby and Mortgagee's lien and priority on the Mortgaged Property are not adversely affected, altered or impaired thereby. Mortgagor will deliver to Mortgagee, not later than 30 days after date on which any such taxes, assessments or other charges are due and payable, duplicate receipts evidencing the payment of all such taxes, assessments and other charges. If Mortgagor fails to pay any such taxes, assessments or other charges, Mortgagee may (but shall not be obligated to) make such payment and Mortgagor agrees to reimburse Mortgagee as provided in paragraph 7 hereof for all monies so paid.

     6. Affirmative and Negative Covenants of Mortgagor. Mortgagor covenants and agrees that, unless Mortgagee shall otherwise consent in writing, it will:

          (a) Maintain a standard system of accounting in accordance with general accepted accounting principles and furnish or cause to be furnished to
Mortgagee: (i) as soon as available and in any event on or before the last day of the third month following the end of Mortgagor's fiscal year, annual financial statements prepared in reasonable detail satisfactory to Mortgagee, showing the financial condition of Mortgagor as at the close of such fiscal year and for such year, all prepared in accordance with general accepted accounting principles and certified to Mortgagee by the president or chief financial officer of Mortgagor. Such financial statement shall include a balance sheet and a profit and loss statement; (ii) as soon as available and in any event on or before the last day of the month following the end of each fiscal quarter of Mortgagor after the date hereof, quarterly operating statements with respect to the Mortgaged Property on a fiscal quarter basis prepared in accordance with generally accepted accounting principles and a quarterly patient census and payor mix at the Mortgaged Property for such quarter, in each case certified to Mortgagee by the president or chief financial officer of Mortgagor; (iii) as soon as available and in any event on or before the last day of the third month following the end of each of Mortgagor's fiscal years, an annual operating statement with respect to the Mortgaged Property audited by an independent certified public accountant acceptable to Mortgagee and prepared in accordance with generally acceptable accounting principles and, as soon as available and in any event on or before the last day of the first month following the end of Mortgagor's fiscal year, an annual patient census and payor mix at the Mortgaged Property, in each case certified by the president or chief financial officer of Mortgagor; and (iv) such other reports and additional financial and other information relating to the business, affairs and financial condition of Mortgagor and with respect to the collateral for the Indebtedness as Mortgagee reasonably may request in writing from time to time. All such reports and financial information shall be in form acceptable to Mortgagee. If Mortgagor fails to provide any of the foregoing statements and reports as and when required by this subparagraph
(a), Mortgagee shall have the right to conduct an independent audit at Mortgagor's expense.

          (b) At all reasonable times and as often as Mortgagee may request, but not more than four (4) times per year unless there has been a Default, following reasonable written notice by Mortgagor, permit authorized representatives of Mortgagee to: (i) have access to the collateral and to the financial records of Mortgagor and other records relating to the operations and procedures of Mortgagor; and (ii) discuss the affairs, finances and accounts of Mortgagor with, and be advised as to the same by, the managers of the Mortgaged Property and financial personnel of Mortgagor, all as shall be relevant to the performance or observance of the terms, covenants and conditions of this Mortgage or the other Loan Documents or the financial condition of Mortgagor.

          (c) Notify Mortgagee in writing, promptly upon learning thereof, of any: (i) litigation commenced against Mortgagor which may have a material adverse effect on the business, assets, operations, prospects or financial or other condition of Mortgagor, Mortgagor's ability to pay the Indebtedness in accordance with the terms of the Note and the other Loan Documents, or the collateral; and (ii) mechanic's lien or other lien filed or asserted against the Real Estate or Improvements.

          (d) Immediately inform Mortgagee by written notice of the occurrence of any event or condition of any nature which may, upon the giving of notice or a lapse of time or both, constitute or may lead to or result in Default (an "Unmatured Default").

          (e)  Perform and promptly comply, and cause the Mortgaged
Property to be maintained, used and operated in accordance, in each case in all material respects, with all: (i) present and future laws, ordinances, rules, regulations, orders and requirements (including, without limitation, zoning ordinances, building codes and Environmental Laws (as that term is defined in the following subparagraph (h)), and the regulations adopted pursuant thereto and any other similar applicable federal, state or local laws, rules, regulations or ordinances) of every duly constituted governmental or quasi-governmental authority or agency applicable thereto; (ii) similarly applicable orders, rules and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization or other body exercising similar functions, to the extent usually complied with by companies owning similar properties in the same general area as the Mortgaged Property; and (iii) similarly applicable duties or obligations of any kind imposed under any certificate of occupancy or otherwise by law, covenant or conditions running with the land, material agreement or easement, public or private.

          (f) Not, nor will it permit any person or entity to, sell, transfer or otherwise dispose of a controlling interest in Mortgagor without first receiving the written consent of Mortgagee, which consent may be granted or withheld in Mortgagee's sole discretion.

          (g) Not enter into any contract or transaction of any nature whatsoever with any Affiliate unless the contract or transaction is on terms as favorable to Mortgagor as those that could be obtained from an unaffiliated third party. The term "Affiliate" shall mean, with respect to any person or entity, any partner, officer, shareholder or director of such person or entity or any member of their immediate family and any person or entity or group acting in concert in respect of the person or entity in question that, directly or indirectly, controls or is controlled by or is under common control with such person or entity. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person or entity or group of persons or entities, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

          (h) Not use, generate, manufacture, produce, store, release, discharge, or dispose of on, under or about the Mortgaged Property or transport to or from the Mortgaged Property any Hazardous Substances (hereinafter defined) or allow any other person or entity to do so except in minor amounts under conditions permitted by applicable laws including, without limitation, all Environmental Laws. Mortgagor shall keep and maintain the Mortgaged Property in compliance with, and shall not cause or permit the Mortgaged Property to be in violation of any Environmental Laws. The term "Environmental Laws" shall mean all federal, state and local laws and implementing regulations, now or hereafter effective, relating to pollution or protection of the environment, including laws or regulations relating to or permitting emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, or land), or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, industrial wastes, or hazardous substances. Environmental Laws shall include, but not be limited to: (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq. ("CERCLA"); (b) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., including the statutes regulating underground storage tanks, 42 U.S.C.
Section 6991-6991h; (c) the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; and (d) the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq., including the statute regulating the National Pollutant Discharge Elimination System ("NPDES"), 33 U.S.C. Section 1342 and any similar or implementing law of the State of Kansas, and all amendments, rules and regulations promulgated hereunder. "Hazardous Substances" shall mean and include each and all of the following:

          (i) Those substances now or hereafter included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," "hazardous waste," "pollutant", "contaminant" or "solid waste" in CERCLA, the Resource Conservation and Recovery Act of 1976 (42 U.S.C.
Section 6901 et seq.) ("RCRA"), and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and in the regulations promulgated pursuant to said laws, all as amended from time-to-time.

          (ii) Those substances now or hereafter listed in the United
States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto).

          (iii) Any material, waste or substance which is (A) crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act,
33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to
Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (E) flammable substances; (F) explosives; (G) radioactive materials; or (H) listed or designated, now or hereafter, as a "hazardous" or "toxic" air pollutant under the Clean Air Act (42 U.S.C. Section 7401), as amended.

          (iv) Those substances defined as "hazardous chemicals" by the Occupational Safety and Health Administration (29 C.F.R. Section 1910.1200 and amendments thereto).

          (v) Such other substances, materials and wastes which are or become regulated as pollutants, contaminants, hazardous or toxic under applicable local, state or federal law, or by the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

     Mortgagor shall defend, indemnify and hold harmless Mortgagee, its employees, agents, officers and directors, from and against any claims, liabilities, damages, losses, fines, penalties, costs and expenses (including, without limitation, attorneys' and paralegals' fees and court costs) arising out of or in any way related to (i) any breach or default by Mortgagor in the observance or performance of its covenants under this subparagraph (h),
(ii) any obligation or any liability of Mortgagee under any Environmental Laws to clean up any contamination of the soil or the ground water on, under or about the Mortgaged Property or perform any remediation of the Mortgaged Property in connection with events occurring before the date on which Mortgagee acquires title to the Mortgaged Property by any foreclosure or other proceeding, (iii) any claims by or liabilities to any third parties arising out of or deriving from existing or future presence, discharge or disposal of Hazardous Substances on the Mortgaged Property, the release of any Hazardous Substances from the Mortgaged Property or any violation of any Environmental Laws originating or occurring during the period prior to the date on which Mortgagor ceases to possess and control the Mortgaged Property. The provisions of this paragraph shall be in addition to any and all other obligations and liabilities Mortgagor may have to Mortgagee at law or in equity and shall survive the repayment of the Note, the release or foreclosure of this Mortgage or the transfer of the Mortgaged Property to Mortgagee or its nominee or assignee in lieu of foreclosure; provided, however, that in the event Mortgagee acquires title to the Real Estate by foreclosure of this Mortgage or deed in lieu thereof, the indemnity obligations of Mortgagor under this subparagraph (h) shall cease and terminate five (5) years from the date Mortgagee so acquires title to the Real Estate unless Mortgagee has advised Mortgagor by notice of an event or circumstance that had occurred or was existing on the date of the foreclosure or receipt of the deed in lieu thereof; which may give rise to a claim by Mortgagee against Mortgagor for indemnification hereunder, in which event the indemnity obligations under this subparagraph (h) shall survive and continue in full force and effect as to such event or circumstance and any claims, liabilities, damages, losses, fines, penalties, costs and expenses arising therefrom or in any way related thereto.

     (i) Notify Mortgagee in writing, promptly upon learning thereof, of any suspected violation of Environmental Laws or threatened investigation or inquiry by any governmental authority in connection with any Environmental Laws.

     (j) Not enter into any consolidation or merger with any person or entity without the prior written consent of Mortgagor. The acquisition or disposition by Mortgagor, by lease, purchase or otherwise, of all or substantially all of the assets of any person or entity aggregating more than $100,000.00 shall be deemed a merger hereunder.

     7. Protection of Security by Mortgagee. Each and every covenant of Mortgagor in this Mortgage shall be performed and kept by Mortgagor solely at Mortgagor's expense. At its option, but without any duty or obligation of any sort to do so and without in any way waiving or relieving any Default by Mortgagor under this Mortgage, and after giving Mortgagor five (5) business days notice, Mortgagee may make any payment and perform any act required of Mortgagor to be made or performed by this Mortgage, in the event Mortgagor fails to make such payment when due or timely perform any such act, including but not limited to: payment of insurance premiums, taxes, charges and assessments; payment of prior encumbrances; and purchase, discharge, compromise or settlement of any tax lien or other lien or title, prior or on a parity with the lien of this Mortgage. As between Mortgagor and Mortgagee, all such liens and taxes shall be deemed valid. All monies so paid and all expenses incurred in connection therewith, including attorneys' and paralegals' fees, and any other monies advanced and expenses incurred by Mortgagee to protect the Mortgaged Property, and the security intended to be given by this Mortgage, including all costs, expenses and attorneys' and paralegals' fees, incurred by Mortgagee in respect of any and all legal or equitable proceedings which relate to this Mortgage or to the Mortgaged Property, shall constitute Indebtedness secured by this Mortgage and shall be due and payable by Mortgagor five (5) business days after notice and demand by Mortgagee with interest thereon accruing after such due date at the Default Interest Rate (as defined in the Note).

     8. Transfer or Encumbrance of Mortgaged Property. Mortgagor shall not, without the prior written consent of Mortgagee, directly or indirectly (whether voluntarily, involuntarily, by operation of law or otherwise) sell (whether outright or by land contract, conditional sales contract or any other such agreement), lease, alienate, convey, transfer or in any way further encumber, mortgage, pledge, or assign the Mortgaged Property or any of Mortgagor's rights, title or interests therein (whether legal or equitable), nor shall any stock or any beneficial interest, voting rights, title or other interest in Mortgagor be transferred, directly or indirectly (whether voluntarily, involuntarily, by operation of law or otherwise), by any of the owners or holders thereof, other than transfers to family members or living trusts made for estate planning purposes, without the prior written consent of Mortgagee (each of such actions or events being hereinafter called a "Transfer"), except for sales and dispositions of items of the Mortgaged Property that are obsolete, undesirable, or unnecessary and are being replaced. Mortgagee's consent thereto shall be at its sole discretion and may be conditioned on an increase in the interest rate payable under the Note, payment of fees and charges or otherwise.

     9. Condemnation Proceeds. Mortgagor shall cause all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation for public or private use affecting any interest in the Mortgaged Property to be paid to Mortgagee. Mortgagee shall hold such proceeds from condemnation and payments in lieu thereof and may, at its sole and absolute discretion, apply such proceeds, after deducting Mortgagee's costs and expenses, to the Indebtedness in whatever order and amounts Mortgagee elects or make the same available for acquisition of property in replacement of the portion of the Mortgaged Property which was taken or for the repair or rebuilding of the portion of the Mortgaged Property which suffered damage or loss, as the case may be, in such manner and subject to such conditions as the Mortgagee shall determine in its sole discretion. No such application of such proceeds to the payment of the Indebtedness shall have the effect of reducing or otherwise affecting the obligation of Mortgagor to make any payments as and when the same become due and payable in accordance with the terms of the Note. Any balance of such proceeds remaining after payment in full of the Indebtedness shall be paid by Mortgagee to Mortgagor. Application of all or any portion of such proceeds shall not cure or waive any Default or notice thereof.

     10.  Security Agreement; Financing Statement.

          (a) This Mortgage is intended to be a security agreement pursuant to the Kansas Uniform Commercial Code ("UCC") for (i) any and all items of personal property specified above as part of the Mortgaged Property which, under applicable law, may be subject to a security interest pursuant to the UCC and which are not herein effectively made part of the real property, and (ii) any and all items of property specified above as part of the Mortgaged Property which, under applicable law, constitute fixtures and may be subject to a security interest under Article 9 of the UCC (collectively, the "Collateral"); and Mortgagor hereby grants Mortgagee a security interest in the Collateral and in all accessions and additions thereto, substitutions therefor and proceeds thereof, for the purpose of securing all Indebtedness now or hereafter secured by this Mortgage. Mortgagor agrees to execute and deliver financing and continuation statements and amendments and supplements thereto covering the Collateral from time to time and in such form as Mortgagee may reasonably require to perfect and continue the perfection of Mortgagee's lien or security interest with respect to the Collateral. Mortgagee shall have full authority to execute and file financing and continuation statements and amendments and supplements thereto signed only by a representative of Mortgagee to protect, preserve and perfect Mortgagee's security interest in the Collateral. Mortgagor shall pay all costs of filing such statements and renewals and releases thereof and shall pay all costs and expenses of any record searches for financing statements Mortgagee may reasonably require. Upon the occurrence of any Default hereunder, Mortgagee shall have the rights and remedies of a secured party under the UCC, as well as all other rights and remedies available at law or in equity, and, at Mortgagee's option, Mortgagee may also invoke the remedies provided elsewhere in this Mortgage as to the Collateral.

          (b) This Mortgage constitutes a financing statement filed as a fixture filing under the UCC in the real estate records of the county in which the Mortgaged Property is located with respect to any and all fixtures included within the term Mortgaged Property and with respect to any goods or other personal property that may now be or hereafter become such a fixture. PARTS OF THE MORTGAGED PROPERTY ARE, OR ARE TO BECOME, FIXTURES ON THE REAL ESTATE. For purposes thereof, the following information is set forth:

          Name and address of debtor:

          NewCare Hospital Corporation
          6000 Lake Forrest Drive, Suite 200
          Atlanta, Georgia 30328

          Name and address of secured party:

          HCFP Funding II, Inc.
          2 Wisconsin Circle, Suite 320
          Chevy Chase, Maryland 20815

     11. Default and Acceleration. It is expressly agreed by Mortgagor that time is of the essence of this Mortgage. Upon the occurrence of any Default and the expiration of any applicable cure period and at any time thereafter, then, in any and every such case, the entire Indebtedness shall, at the option of Mortgagee, become immediately due and payable without any notice, presentment, demand, protest, notice of protest, or other notice of dishonor or demand of any kind, all of which are hereby expressly waived by Mortgagor, and Mortgagee shall have the right immediately to foreclose the lien created by this Mortgage against the Mortgaged Property, to enforce every other security interest created by this Mortgage and to institute any action, suit or other proceeding which Mortgagee may deem necessary or proper for the protection of its interests; provided that if an event described in paragraph 11(j) or (k) below shall occur, all Indebtedness shall become immediately due and payable without any need for a declaration of Default.
The following shall each constitute a "Default" for purposes of this Mortgage:

          (a) Failure to pay the Indebtedness or any part thereof within five (5) days when due;

          (b) Default in the performance of observance by Mortgagor of any other covenant, condition or term of this Mortgage, the Note or the other Loan Documents in any material respect, which continues uncured for a period of twenty (20) days after Mortgagee shall have given written notice of such default to Mortgagor; provided, however, that if the default is susceptible to cure but cannot be cured within the twenty (20) day period, but Borrower promptly commences the cure of the default and diligently prosecutes the cure to completion, then no Default shall be deemed to occur under this Mortgage unless the default remains uncured forty-five (45) days after the giving of the written notice by Lender; or

          (c) If any warranty of Borrower contained in this Mortgage or in any other Loan Document was untrue or misleading on the date made in any material respect;

          (d)  The occurrence of any Transfer prohibited by this Mortgage;

          (e) The condemnation, seizure or appropriation of, or the occurrence of an uninsured casualty with respect to, any material portion of the Real Estate or Improvements;

          (f) The enactment of any law which deducts from the value of the Mortgaged Property for the purpose of taxation any lien thereon or imposes upon Mortgagee the payment of the whole or any part of the taxes, assessments, charges or liens required by the terms of this Mortgage to be paid by Mortgagor or changes in any way the laws relating to the taxation of mortgages or debts secured by mortgages or Mortgagee's interest in the Real Estate, the Improvements or any other of the Mortgaged Property or the manner of collection of taxes so as to affect this Mortgage or any other of the Indebtedness or the holder thereof or impose a tax, other than a federal or state income tax, on or payable by Mortgagee by reason of its ownership of the Indebtedness and, in such event Mortgagor, within five (5) business days after notice and after demand by Mortgagee, does not pay such taxes or assessments or reimburse Mortgagee therefor or, in the opinion of counsel for Mortgagee, it might be unlawful to require Mortgagor to make such payment or the making of such payment might result in the imposition of interest costs beyond the maximum amount permitted by applicable law;

          (g) Any part of the Mortgaged Property or all or any substantial part of the property or assets of Mortgagor is placed in the hands of any receiver, trustee or other officer or representative of any court, or Mortgagor consents, agrees or acquiesces to the appointment of any such receiver or trustee;

          (h) Mortgagor does, or permits to be done, anything that in any way materially impairs the lien of this Mortgage or makes any material alterations to the Mortgaged Property with an aggregate cost of over $150,000.00 without the prior consent of Mortgagee.

          (i) Any lienholder or creditor shall initiate an action to foreclose a lien or security interest on all or any part of the Mortgaged Property, whether such security interest or lien is superior, equal or junior to the security interest or lien held by Mortgagee on the Mortgaged Property, and the action shall remain undismissed for a period of sixty (60) days or Mortgagor shall fail to contest the proceeding within twenty (20) days after notice thereof; or

          (j) Mortgagor shall (i) apply for, or consent in writing to, the appointment of a receiver, trustee or liquidator; or (ii) file a voluntary petition seeking relief under the Bankruptcy Code, or be unable, or admit in writing its inability, to pay its debts as they become due; or (iii) make a general assignment for the benefit of creditors; or (iv) file a petition or an answer seeking reorganization or an arrangement or a readjustment of debt with creditors, apply for or take advantage of any insolvency, bankruptcy, suspension of payments, reorganization, debt arrangement, liquidation, dissolution or similar event, under the law of the United States or of any state in which Mortgagor is a resident; or (v) file an answer admitting the material allegations of a petition filed against Mortgagor in any such bankruptcy, reorganization or insolvency case or proceeding or (vi) take any action authorizing, or in furtherance of, any of the foregoing; or

          (k) an involuntary case is commenced against Mortgagor and the petition is not dismissed within sixty (60) days after the commencement of the case or (ii) an order, judgment or decree shall be entered by any court of competent jurisdiction on the application of a creditor adjudicating Mortgagor bankrupt or insolvent, or appointing a receiver, trustee or liquidator of Mortgagor or of ordering the sale of all or substantially all of the assets of Mortgagor and such order, judgment or decree shall continue unstayed and in effect for a period sixty (60) days or shall not be discharged within ten (10) days after the expiration of any stay thereof.

     12. Possession of Mortgaged Property During Default. After a Default, Mortgagee (or any person, firm or corporation designated to act on behalf of Mortgagee), with the irrevocable consent of Mortgagor herein given (a) may, subject to the right of tenants in possession, enter into and upon all or any part of the Mortgaged Property, may exclude Mortgagor therefrom and may hold, use, administer, operate, manage and control the Mortgaged Property, exercise all rights, privileges and powers of Mortgagor with respect thereto and conduct the business thereof, all to the same extent Mortgagor could do so, and in accordance with applicable law and (b) at the expense of Mortgagor and from time to time, may maintain and restore or complete the Improvements and in the course of completion may make such changes in the Improvements as Mortgagee reasonably deems necessary. After a Default and the expiration of any applicable cure period, Mortgagee shall be entitled to collect and receive all the Rents and to deduct therefrom the expenses of operating and conducting the business of the Mortgaged Property and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, Required Insurance and prior or other proper charges upon the Mortgaged Property as well as reasonable compensation for the services of Mortgagee. Any expenses of operating and conducting the business of the Mortgaged Property or as are otherwise incurred by Mortgagee pursuant to the provisions of this paragraph which remain unpaid after application of such Rents shall constitute Indebtedness secured by this Mortgage and shall be immediately due and payable by Mortgagor without notice and with interest thereon at the Default Interest Rate. If Mortgagee shall exercise its rights as stated in this paragraph, Mortgagee shall apply the net amounts received or collected by it, after payment of expenses as aforesaid, to the payment of the Indebtedness, when and as the same shall become due and payable.

     13. Expenses. After a Default, all expenses, costs and other liabilities, including reasonable attorneys' and paralegals' fees, which Mortgagee may incur (i) in enforcing, defending, construing or administering this Mortgage (or defending its priority) or any other Loan Documents,
(ii) for any inspection, evaluation (including environmental valuation), appraisal, survey or other service in connection with the Mortgaged Property,
(iii) for any title examination or title insurance policy relating to the title to any of the Mortgaged Property, (iv) in connection with any environmental clean-up or decontamination or any other expenses, costs, fines, penalties or other liabilities incurred by Mortgagee with respect to the Mortgaged Property under or pursuant to any Environmental Laws or in an attempt to comply therewith, or (v) in the exercise by Mortgagee of any rights or remedies granted by this Mortgage or any other Loan Documents, shall be paid by Mortgagor upon demand by Mortgagee, together with interest thereon from the date of expenditure until payment in full, at the Default Interest Rate and shall constitute a part of the Indebtedness secured by this Mortgage.

     14. Foreclosure Proceedings and Receiver. Upon the commencement of any proceedings to foreclose this Mortgage or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of Mortgagee, Mortgagee shall be entitled forthwith, as a matter of right, if it shall so elect, without regard to the adequacy or inadequacy of any security for the Indebtedness and without the requirement of any bond, to the appointment of a receiver or receivers of the Mortgaged Property, and Mortgagor hereby irrevocably agrees and consents to such appointment. To the extent it lawfully may do so, Mortgagor will not at any time insist upon, plead or in any other manner whatever claim or take any benefit or advantage of any valuation or appraisement law now or hereafter in force, or of any exemption from execution or sale of the Mortgaged Property now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage. Mortgagor hereby expressly waives, to the extent allowed by law, all right to have the Mortgaged Property marshaled upon any foreclosure of this Mortgage. Upon any sale made under or by virtue of this Mortgage, Mortgagee may bid for and acquire the Mortgaged Property, or any part thereof, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the net sales price upon the Indebtedness. Mortgagor hereby expressly waives and/or releases any and all rights of redemption to which Mortgagor would otherwise be entitled if this Mortgage is at any time foreclosed. Mortgagor expressly waives any claim or right to claim that any part of the Mortgaged Property constitutes "homestead."

     15. No Exclusive Remedy. Each and every right, power and remedy herein conferred upon or reserved to Mortgagee is cumulative and is not intended to be exclusive of any other remedy or remedies, and shall be in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Mortgagee in the exercise of any right, power or remedy or any other right, power or remedy then or thereafter existing, shall constitute or shall be construed to be a waiver of any Default or any acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time as often as and in such order as may be deemed expedient by Mortgagee.

     16.  Assignment of Leases and Rents.

          (a) To secure payment and performance by Mortgagor of the Indebtedness, Mortgagor hereby grants, transfers and assigns to Mortgagee all of Mortgagor's rights, title and interests in, to and under all leases and tenancies now existing or hereafter entered into by and between Mortgagor and each and any lessee or tenant of the Mortgaged Property or any part thereof as said Leases may have been, or may from time to time be hereafter modified, extended or renewed (the "Leases"), and all Rents, including (without limitation) all rentals reserved in any of the Leases now or hereafter due and any amendments, modifications, extensions and renewals thereof. Mortgagor will, on request of Mortgagee, execute further assignments of its rights, interests and privileges and any future leases affecting any part of the Premises.

          After a Default, Mortgagor shall have the right to collect and receive, upon but not prior to accrual, all Rents under and from the Leases and with respect to the Mortgaged Property. Upon or at any time after the occurrence of a Default and the expiration of any applicable cure period, Mortgagee at its option and without notice or demand, may enter upon, take possession of and operate the Mortgaged Property, as lessor, enforce, modify, and accept the surrender of any or all of the Leases, obtain and evict any of the lessees or sublessees under any of the Leases, fix or modify rentals under the Leases, and do any acts which Mortgagee deems proper to protect the security hereof, and, in its own name, sue for or otherwise collect and receive all Rents and security and other tenant deposits due to Mortgagor under or pursuant to the Leases, including those past due and unpaid. Such rights may be exercised by Mortgagee without regard to other security, if any, for payment of the Indebtedness and without releasing Mortgagor from any obligation. Mortgagor hereby irrevocably appoints and constitutes Mortgagee as its true and lawful attorney-in-fact with full power of substitution for and on behalf of Mortgagor to request, demand, enforce payment of, collect and receive the rentals payable under the Leases, to change, modify, release, waive, terminate, alter, or amend the Leases or any of the terms or provisions thereof, including the rentals thereunder, to endorse any checks, drafts or orders evidencing payment of rentals under the Leases, and to do and perform any acts which Mortgagor might do for and on Mortgagor's own behalf. Notwithstanding anything to the contrary, unless and until there exists a Default, Mortgagor may collect, retain and use all Rents and security and other deposits due under the Lease.

          All Rents collected by Mortgagee or a receiver pursuant to this paragraph 16 shall be applied in such amounts and in such order as Mortgagee shall determine in its sole discretion to the payment of the outstanding Indebtedness secured hereby or, at the option of Mortgagee and without obligation to do so, against the costs of taking control of, and managing and operating, the Mortgaged Property and collecting the Rents, including, but not limited to, reasonable attorneys' and paralegals' fees, receiver's fees, premiums on receiver's bonds, costs of repairs to the Mortgaged Property, premiums on insurance policies, taxes, assessments and other charges on the Mortgaged Property, and the costs of discharging any obligation or liability of Mortgagor as lessor or landlord of the Mortgaged Property ("Operating Expenses"). Any and all Rents applied against Operating Expenses shall not reduce or be deemed to reduce the amount of outstanding Indebtedness secured hereby. Mortgagee shall have access to the books and records used in the operation and maintenance of the Mortgaged Property and shall be liable to account only for those Rents actually received. Mortgagee shall not be liable to anyone claiming under or through Mortgagor or anyone having an interest in the Mortgaged Property by reason of anything done or left undone by Mortgagee under the assignment made by this paragraph 16.

               If the Rents are not sufficient to meet the Operating Expenses, any funds expended by Mortgagee for such purposes shall become Indebtedness of Mortgagor to Mortgagee secured by this Mortgage, and such amounts shall be payable upon notice from Mortgagee to Mortgagor requesting payment thereof and shall bear interest from the date of disbursement until repaid at the Default Interest Rate.

               The entering upon and taking and maintaining of control of the Mortgaged Property by Mortgagee or a receiver and the application of Rents as provided herein shall not cure or waive any Default.

          (b)  Mortgagor hereby covenants and warrants to Mortgagee that
(i) Mortgagor is and will remain the lawful owner of the Leases and has not made any prior assignment of Mortgagor's right, title and interest in, to and under any of the Leases or the Rents; (ii) Mortgagor has not and will not accept any advance rental payments under the Leases other than one month's advance and security deposits; (iii) Mortgagor has not granted and will not grant any oral modification or amendment of any of the existing Leases; and
(iv) Mortgagor has not done and will not do anything which impairs the validity or security of this assignment.

          (c) The assignment made by this paragraph 16 shall not operate to release or relieve Mortgagor, as lessor under the Leases, from the full performance of all of Mortgagor's obligations and covenants under the Leases. Mortgagor shall: faithfully abide by, perform and discharge each and every material obligation, covenant and agreement to be performed by Mortgagor under the Leases; give prompt notice to Mortgagee of any notice of claim of default on the part of Mortgagor given or made by any tenant under any of the Leases; and, at the sole cost and expense of Mortgagor, use all reasonable efforts to enforce or secure the performance of each and every material obligation, covenant, condition and agreement to be performed by the tenants under the Leases. Without the prior written consent of Mortgagee, Mortgagor shall not further encumber its rights, title and interest in and to the Leases or the Rents. Mortgagor shall not anticipate rentals under the Leases more than one month in advance or, except in the ordinary course of Mortgagor's business, waive, excuse, condone or in any manner release or discharge any lessee thereunder of or from the material obligations, covenants, conditions and agreements to be performed by such lessees, including the obligation to pay rentals in the manner and at the place and time specified therein. Mortgagor further covenants and agrees that (i) upon request, Mortgagor shall furnish Mortgagee with executed copies of all Leases, (ii) all renewals of Leases and all proposed Leases shall provide for rentals comparable to existing local market rates and shall be for a stated term of not more than one (1) year,
(iii) all proposed Lease forms shall be subject to the prior written approval of Mortgagee, and (iv) all Leases shall provide that they are subordinate to this Mortgage and that the lessee agrees to attorn to Mortgagee.

          (d) Mortgagor shall, at Mortgagor's sole cost and expense, appear in and defend any action or proceeding arising under, growing out of or in any manner connected with the Leases or the obligations, duties or liabilities of Mortgagor or the lessees or sublessees under the Leases, and shall pay all costs and expenses, with interest thereon at the Default Interest Rate, including reasonable attorneys' and paralegals' fees incurred by Mortgagee in any such action or proceeding in which Mortgagee may appear, all such expenses being Indebtedness secured by this Mortgage.

          (e) After a Default, Mortgagee, at its option but without the assumption of any of Mortgagor's obligations as lessor and without notice to or demand on Mortgagor, and without releasing Mortgagor from any obligation under the Leases or this Mortgage, may perform any obligation of Mortgagor under any of the Leases. In the exercise of such power, Mortgagee shall be entitled to reimbursement by Mortgagor for all of Mortgagee's costs and expenses, including reasonable attorneys' and paralegals' fees, and the same shall be payable upon demand, with interest thereon from the date paid or incurred at the Default Interest Rate, and shall be Indebtedness secured by this Mortgage.

          (f) Mortgagee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge any obligation, duty or liability of Mortgagor under the Leases or otherwise. Mortgagee shall not be liable for any loss sustained by the Mortgagor resulting from Mortgagee's failure to let the Mortgaged Property after Default or from any other act or omission of the Mortgagee in managing the Mortgaged Property after Default, unless such loss is caused by the gross negligence, willful misconduct or bad faith of Mortgagee. Mortgagor agrees to indemnify Mortgagee against and hold it harmless from any and all liability, loss or damage which it may or might incur under the Leases or under or by reason of this assignment and of and from any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases. In the event Mortgagee incurs any such liability, loss or damage, the amount thereof, including costs, expenses and reasonable attorneys' and paralegals' fees incurred, together with interest at the Default Interest Rate, shall be payable by Mortgagor upon demand and is Indebtedness secured by this Mortgage. This assignment shall not operate to place responsibility for the control, care, management or repair of the Mortgaged Property or any improvements thereon upon Mortgagee, nor shall it operate to make the Mortgagee responsible or liable for any waste committed on the Mortgaged Property or for any dangerous or defective condition of the property.

          (g) Mortgagor hereby authorizes and directs each and every tenant and occupant of the Mortgaged Property, or any part thereof, upon receipt from Mortgagee of written notice to the effect that a Default exists (and was not cured within any applicable cure period) under this Mortgage, to pay over to Mortgagee all Rents arising or accruing from the Mortgaged Property, and to continue to do so until otherwise notified by the Mortgagee. Mortgagor agrees to facilitate in all reasonable ways Mortgagee's collection of such rents, and upon request will execute a written notice to each tenant and occupant directing payment to the Mortgagee. Upon the payment in full of all of the Indebtedness secured hereby, the assignment made in this paragraph 16 shall terminate.

     17. Provisions Severable. In the event any one or more of the provisions contained in this Mortgage, the Note, or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of the Mortgagee, not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein. The invalidity of any provision of this Mortgage in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     18. Further Assurances and Fees. Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further act, deed, conveyances, mortgage, security agreement, assignment, notice of assignment, transfer and assurance as Mortgagee shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring, securing and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage. Mortgagor will pay for filing, registration or recording fees, and all expenses incident to the execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any financing statement and continuation statement and any instrument of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, or any instrument of further assurance. Such amounts shall be payable five (5) business days after notice and demand by Mortgagee and shall bear interest from such due date of expenditure until payment in full at the Base Rate.

     19. Defense of Claims--Expenses and Indemnification of Mortgagee-- Subrogation. Mortgagor promptly shall notify Mortgagee in writing of the commencement, or threat of institution, of any legal proceedings affecting or which may affect Mortgagee's interest in the Mortgaged Property, or any part thereof, and shall take such action, employing attorneys reasonably satisfactory to Mortgagee, as may be necessary fully to preserve, protect and defend Mortgagor's and Mortgagee's rights affected thereby. Mortgagee may take such independent action in connection therewith as Mortgagee in its discretion may deem proper. Mortgagor will indemnify and save Mortgagee harmless from any loss, damage, expense, and reasonable attorneys' and paralegals' fees which may be incurred by Mortgagee by reason of any suit or proceeding to which Mortgagee is made a party on account of this Mortgage, and any loss, damage, expense and attorneys' and paralegals' fees so incurred by Mortgagee shall be a part of the Indebtedness secured by this Mortgage and shall be due and payable by Mortgagor five (5) business days after notice and demand by Mortgagee with interest thereon accruing from such date at the Default Interest Rate. In the event Mortgagee pays, discharges or satisfies, in whole or in part, any prior lien or encumbrance upon the Mortgaged Property, or any part thereof, from the proceeds of this Mortgage, Mortgagee shall be subrogated to the rights of the holder of such lien as fully as if such lien had been assigned to Mortgagee.

     20. No Marshalling. Mortgagor, on its own behalf and on behalf of its successors and assigns hereby expressly waives all rights, if any, to require a marshalling of assets by Mortgagee or to require that Mortgagee first resort to some or any portion of the collateral before foreclosing upon selling or otherwise realizing on any other portion thereof.

     21. Reinstatement of Obligations and Security. To the extent that Mortgagor makes a payment to Mortgagee or Mortgagee receives any payment(s) or proceeds of the collateral for Mortgagor's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable doctrine, then, to the extent of such payment(s) or proceeds received, Mortgagor's obligations or part thereof intended to be satisfied thereby shall be reinstated and continue in full force and effect, and all collateral security therefor shall remain in full force and effect (or be reinstated), as if such payment(s) or proceeds had not been received by Mortgagee, and an appropriate adjustment to the Mortgagor's loan balance may be recorded, until payment shall have been made to Mortgagee, which payment shall be due to Mortgagee within five (5) business days after notice and demand by Mortgagee.

     22. Stamp or Tax. Should any stamp tax, intangible tax, or other tax (excluding income, franchise, gross receipts or similar taxes with respect to Mortgagee), now or hereafter become payable with respect to this Mortgage, the Note, or any of the other Loan Documents executed in connection herewith or their execution or delivery, Mortgagor will pay the tax before its due date and hold Mortgagee harmless from the cost of the tax.

     23. Assignment of Loan Documents. Mortgagee may assign to any person or entity all or any part of, or any interest in, Mortgagee's rights and benefits under this Mortgage, the Note and the other Loan Documents and to the extent of the assignment, the assignee shall have the same rights and benefits against Mortgagor as it would have had if it were Mortgagee under this Mortgage. Mortgagee shall have the right to participate and syndicate the Loan with other lending institutions. The rights of Mortgagor under this Mortgage, the Note and the other Loan Documents are not assignable.

     24. Conflicts and Inconsistencies. In the event of any conflicts or inconsistencies between the terms of the Note and this Mortgage, the terms of the Note shall govern and control.

     25. Statutory Provisions. All covenants in this Mortgage shall be construed as affording Mortgagee rights additional to and not exclusive of the rights conferred under the provisions of the Laws of the State of Kansas.

     26. Lien Law Compliance. Mortgagor will receive all advances secured by this Mortgage and will hold the right to receive all such advances as a trust fund to be applied first for the purpose of paying the cost of improvement before using any part of such proceeds for any other purpose.

     29. Applicable Law. This Mortgage was executed and delivered in the State of Kansas, and shall be governed by the laws of the State of Kansas.

     30. Successors and Assigns. The grants, covenants, terms, provisions and conditions of this Mortgage shall (i) run with the land, (ii) apply and extend to, be binding upon and inure to the benefit of Mortgagor, Mortgagor's successors and assigns and all persons claiming under or through Mortgagor, and the word "Mortgagor," when used herein, shall include all such persons, and (iii) shall apply and extend to, be binding upon and inure to the benefit of Mortgagee and its successors and assigns. The word "Mortgagee" when used herein shall include the successors and assigns of Mortgagee.

     31. Waiver of Claims. To the extent permitted by applicable law, Mortgagor hereby waives the right to bring any claim or counterclaim against Mortgagee for an amount in excess of the outstanding principal balance of the Note and all accrued and unpaid interest thereon (but specifically reserves the right to raise any defenses, affirmative defenses and compulsory counterclaims) in any suit or action in any court of law or equity in which Mortgagor and Mortgagee are parties arising out of or in any way related to this Mortgage or any of the other Loan Documents or in any way connected with, related to or incidental to any dealings of Mortgagor and Mortgagee with respect to this Mortgage or the other Loan Documents or the transactions contemplated thereby, whether now existing or hereafter arising and whether sounding in contract, tort or otherwise.

     32. Notices. All notices pursuant to this Mortgage shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally or five (5) days after being sent by registered or certified United States mail addressed as follows:

To Mortgagor:

          NewCare Hospital Corporation
          6000 Lake Forrest Drive
          Suite 200
          Atlanta, Georgia 30328
          Attention: -------------------, President and General Counsel

with a copy to:

          Gregory P. Youra, Esq.
          Vincent, Berg, Stalzer & Menendez
          The Lenox Building
          3399 Peachtree Road, Suite 1400
          Atlanta, Georgia 30326


To Mortgagee:

          HCFP Funding II, Inc.
          2 Wisconsin Circle, Suite 320
          Chevy Chase, Maryland 20815
          Attention: Ethan D. Leder, President

with a copy to:

          David A. Fenley, Esq.
          Blackwell Sanders Matheny Weary & Lombardi, P.C.
          Suite 1100 - Two Pershing Square
          2300 Main Street
          Kansas City, Missouri 64108

or at such other place or address as either party may, by similarly given notice, designate as a place or address for service of notice.

     33. Miscellaneous. The captions used in this Mortgage are for convenience only and are not to be construed as defining or limiting the provisions of this Mortgage. Any and all covenants in this Mortgage from time to time may by instrument in writing signed by Mortgagee be waived to such extent and in such manner as Mortgagee may desire, but no such waiver shall affect or impair Mortgagee's rights hereunder, except to the extent specifically stated in such written instrument. No waiver by Mortgagee of any Default shall constitute a waiver of, or consent to, any subsequent Default. All changes to or modifications of this Mortgage must be in writing signed by Mortgagee and Mortgagor. Wherever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders. Nothing herein contained shall be construed as constituting Mortgagee a mortgagee in possession of the Mortgaged Property in the absence of a taking of actual possession of the Mortgaged Property by Mortgagee.

     34. Waiver of Jury Trial. THE UNDERSIGNED HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE UNDERSIGNED, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. MORTGAGEE IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS MORTGAGE TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE UNDERSIGNED'S WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, THE UNDERSIGNED HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF MORTGAGEE (INCLUDING MORTGAGEE'S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY MORTGAGOR THAT MORTGAGEE WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

     IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of this 31st day of July, 1997.

                                NEWCARE HOSPITAL CORPORATION
                                 A Georgia corporation

                                By:   /s/Chris Brogdon
                                Name:    Chris Brogdon
                                Its:     President

                          ACKNOWLEDGMENT

STATE OF GEORGIA    )
                    ) ss:
COUNTY OF FULTON    )

     On this 23rd day of July, 1997, before me, the undersigned officer, personally appeared Chris Brogdon, personally known to me, or proved to me on the basis of satisfactory evidence, and who acknowledged that he is the President of NewCare Hospital Corporation and that as such officer, being duly authorized to do so pursuant to the corporation's bylaws or a resolution of its board of directors, executed, subscribed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself in his authorized capacity as such officer, as his free and voluntary act and deed and the free and voluntary act and deed of the corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

[NOTARIAL SEAL]                     /s/ Kathryn Pifer
                                    Notary Public

                                    My Commission Expires: 2.14.98

                          LIST OF SCHEDULES

Schedule 3(b)  -  Liens, Encumbrances and Exceptions
Schedule 3(i)  -  Governmental Authorizations and Permits

                               EXHIBIT "A"
                               Real Estate